Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

George Mason Mortgage, LLC

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-111672, Form S-8 No. 333-111673 and Form S-8 333-106694) of Cardinal Financial Corporation of our report dated November 12, 2004 on the consolidated financial statements of George Mason Mortgage, LLC included in Cardinal Financial Corporation’s Current Report on Form 8-K/A dated July 7, 2004, filed with the Securities and Exchange Commission.

McQuade Brennan,LLP

Washington, DC

March 1, 2005